Exhibit 10.2
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                            STOCK PURCHASE AGREEMENT
                  AMONG THE PURCHASERS EXECUTING THIS AGREEMENT
                                       AND
                    OMAR BARRIENTOS AND OTHER STOCKHOLDERS OF
                          U.S.A SUNRISE BEVERAGE, INC.
                               September --, 2002


STOCK PURCHASE AGREEMENT, dated as of September 23, 2002 (this "Agreement"), by and among the persons identified as Buyers on Schedule I to this Agreement (each a "Buyer" and collectively, the "Buyers")) and Omar Barrientos and the persons identified as Sellers on Schedule II to this Agreement (the "Controlling Stockholder's (each a "Seller" and collectively, the "Sellers"), The Buyers and the Sellers are referred to collectively herein as the "Parties"

BACKGROUND

The Sellers own the majority of all of the issued and outstanding capital stock of U.S.A SUNRISE BEVERAGE, INC., a South Dakota corporation (the "Company"). The Buyers desire to purchase from the Sellers, and the Sellers desire to sell to the Buyers, 10,000,000 shares out of the issued and outstanding capital stock of the Company in return for cash on the terms set forth herein or approximately 94% of the issued and outstanding stock.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, hereby agree as follows.

1. Definition. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in Appendix A hereto.

2. Purchase and Sale of Company Shares and Appointment of Representatives

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyers shall purchase from the Sellers, and the Sellers shall sell to the Buyers, 10,000,000 shares (the "Company Shares") of the Company's capital stock for the consideration specified below in this Section 2.

(b) Escrowed Amount. The Buyers have deposited Fifty Thousand Dollars ($50,000) (the "Escrow Amount") into an escrow account with Thomas F. Pierson, P.C. The Escrow Amount shall be held for the benefit of the Buyers until the Closing. The Escrow Amount shall be distributed to the Sellers at the Closing (as defined below) and shall be considered a portion of the Purchase Price (as defined below). If this Agreement is terminated, if the Sellers fail to satisfy a condition precedent to the Buyers obligation to close or if for any other reason the Closing does not occur (other than due to the Buyers breach of any material provision of this Agreement), then the Escrow Amount shall immediately be returned to the Buyer Representative (as defined below) or to an account designated in writing by the Buyer Representative. If this Agreement is terminated as the result of the Buyers' breach of a material provision of this Agreement, then the Escrow Amount may be released to the Sellers in satisfaction of any claims that the Sellers may have against the Buyers for such material breach.




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(c) Purchase Price. The Buyers shall pay to the Sellers in the aggregate at the
Closing a total sum of Ninety Thousand Dollars ($90,000.00) (which amount includes the Escrow Amount), subject to adjustment as described below, by (i) delivery of cash in the amount of Forty Thousand Dollars ($40,000.00), payable in full by wire transfer to Buyer's counsel's trust account on or before September 23, 2002, and (ii) release of the Escrow Amount to the Sellers (collectively, the "Purchase Price'). The Purchase Price shall be allocated among the Sellers in the manner specified on Schedule I to this Agreement.

(d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing) shall take place at the offices of the Seller on September 23, 2002 subject to the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer Representative and the Sellers may mutually determine (the "Closing Date").

(e) Deliveries at the Closing. At the Closing, (i) the Sellers shall deliver to the Buyers the various certificates, instruments, and documents referred to in
Section 7(a) below, (ii) the Buyers shall deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b) below,
(iii) each of the Sellers shall deliver to the Buyers stock certificates representing 10,000,000 or approximately 94.2% of all of the defined Company Shares, endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee or Company signature guarantee, and (iv) the Buyers shall deliver to each of the Sellers the consideration specified in No. 2(c) above.

(f) Appointment of Representatives.

(i) The Sellers, by executing this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the date of this Agreement, Omar Barrientos (together with his permitted successors, the ("Seller Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement on their behalf in connection with the transactions contemplated by this Agreement and to enter into any amendments, modifications or supplements hereto, to exercise all or any of the powers, authority and discretion conferred on him under this agreement, to waive any terms and conditions of this agreement (other than the obligation to pay the Purchase Price), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any this Agreement and the Seller Representative agrees to act as, and to undertake the duties and responsibilities of such agent and attorney-in- fact. This power of attorney is coupled with an interest and irrevocable. The Seller Representative shall not be liable for any action taken or not taken by him in connection with his obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement owned more than fifty percent (50%) in interest of the outstanding Company Shares (not including Company Shares held by the Seller Representative) or (ii) in the absence of his own gross negligence or willful misconduct.

(ii) The Buyers, by executing this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the date of this Agreement, Thomas Pierson (together with his permitted successors, the "Buyer Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement on their behalf in connection with the transactions contemplated by this Agreement




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and to enter into any amendments, modifications or supplements hereto, to exercise all or any of the powers, authority and discretion conferred on it under this agreement, to waive any terms and conditions of this agreement (other than the obligation to deliver the Company Shares for the Purchase Price specified herein), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement and the Buyer Representative agrees to act as, and to undertake the duties and responsibilities of such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Buyer Representative shall not be liable for any action taken or not taken by him in connection with his obligations under this Agreement (i) with the consent of Buyers who are collectively purchasing more than fifty percent (50%) in interest of the outstanding Company Shares or (ii) in the absence of its own gross negligence or willful misconduct. If the Buyer Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons purchasing more than fifty percent (50%) in interest of the Company Shares who shall serve and exercise the powers of Buyer Representative hereunder.

3. Representations and Warranties Concerning the Transaction.

(a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyers that the statements contained in this 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3 (a) with respect to himself or itself, except as set forth in Annex I attached hereto.

(i) Authorization of Transaction. Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform his, her or its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. No Seller need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(ii) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of the Sellers are subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

(iii) Brokers' Fees. No Seller has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Buyer could become liable or obligated.

(iv) Company Shares. The Sellers hold of record and own beneficially the number of Company Shares set forth next to their respective names in Schedule I, free and clear of any restrictions on transfer (other than any restrictions under the



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Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The Company Shares were duly and validly issued and are fully-paid and non-assessable. Upon delivery of the Company Shares to the Buyers pursuant to this Agreement, the Buyers will acquire valid title thereto, free and clear of any Security Interests.

(b) Representations and Warranties of the Buyers. The Buyers represent and warrant to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b), except as set forth in Annex II attached hereto.

(i) Authorization of Transaction. Each of the Buyers has full power and authority to execute and deliver this Agreement and to perform his, her or its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Buyer, enforceable in accordance with its terms and conditions. No Buyer need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(ii) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of the Buyers are subject, or (B) conflict with, result in a breach of/constitute a default under, result in the acceleration off create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Buyer is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

(III) Brokers' Fees. No Buyer has any liability or obligation to pay any fees or commissions to any broker 1 finder or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

Buyers:

For Individual Investors Only:

(1) I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have combined net worth, in excess of $1,000,000.
6
      I am a director or executive officer of the Company.
-----

For purposes of this question, "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

(2a)        I certify that I am an accredited investor because I had individual
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income (exclusive of any income attributable to my spouse) of more than $200,000



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in the last two calendar years and I reasonably expect to have an individual income in excess of $200,000 in this current year.

(2b)       Alternatively, my spouse and I have joint income in excess of
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$300,000 in each applicable year.

(3) Other Investors:

(4)       The undersigned certifies that it is one of the following: any bank as
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defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in
Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301( c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(5)       The undersigned certifies that it is a private business development
    -----
company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(6)      The undersigned certifies that it is a organization described in
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Section 501( c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(7)       The undersigned certifies that it is a trust, with total assets in
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excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

(8)       The undersigned certifies that it is an entity in which all of the
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equity owners are accredited investors.

(v) I have acquired the Company Shares for my own account. You have advised me that the transfer of the Company Shares to me will not be registered under the Securities Act or other applicable state securities laws, and that in not registering the share you have relied upon my representations to you set forth in this letter. The Company Shares were acquired by me for my own account for investment and not with a view to, or for resale in connection with, the distribution thereof. I have no present intention of reselling or distributing them after any period of time. I do not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such persons or to any third person any of the Company Shares. My acquisition of the Company Shares for investment is consistent with my financial needs.




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4. Representations and Warranties Concerning the Company and Its Subsidiaries

The Controlling Stockholder(s), represents and warrants to the Buyers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

(a) SEC Reports. The Company has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission as required (the "SEC Reports"), all of which have complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder. As of the respective dates of filing in final or definitive form ( or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Company's SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Organization of Company; No Subsidiaries. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Dakota. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any entity. The Sellers have delivered to the Buyers true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof.

(c) Capitalization: No Restrictive Agreement$;. The Company's authorized capital stock, as of the date of the closing of this Agreement, will consist of 100,000,000 shares of Common Stock, $0.001 par value per share, of which 10,615,724 shares are issued and outstanding and 100,000 shares of Preferred Stock, of which NO shares of Preferred Stock, are issued or outstanding. The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock or the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Sellers and any third party, or (iii) to the best knowledge of the Controlling Stockholder between or among any of the Company's stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of



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the capital stock of the Company held by such stockholder under the Securities
Act.

(d) Financial Statements. The Sellers have provided to the Buyers the audited balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for, the year ended December 31, 2001 (on "Edgar"), (collectively, the financial statements described in (i) and (ii) are referred to as the "Financial Statements").

The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Financial Statements which are approved in writing by Buyers (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(e) Absence of Certain Changes. Since June 30, 2002, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company's business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the Financial Statements.

(f) Legal Proceedings. Except as disclosed in the SEC Reports, and as approved in writing by the Buyers, as of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to the Controlling Stockholder's knowledge, threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a material adverse effect on the business, assets, or prospects of the Company or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(g) Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the Controlling Stockholder's knowledge, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(h) Tax Matters.




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(i) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries have been paid. None of the Company and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) The Controlling Stockholder does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Liability with respect to any Taxes (a "Tax Liability") of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Controlling Stockholder has Knowledge based upon personal contact with any agent of such authority. No tax returns of the Company have ever been audited or are currently the subject of an audit. The Sellers have delivered to the Buyers correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since inception.

(iv) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(i) Status of Company Shares under Securities Act. There are currently 10,615,724 shares of the Company's Common Stock outstanding. Of those Company
Shares,             shares constitute "restricted stock" under the Securities
        -----------
Act. Upon acquisition by the Buyers of those shares which are currently held by persons other than the Controlling Stockholder, such shares may be publicly sold under Rule 144 or other appropriate exemption from registration, promulgated under the Securities Act and the holding period of the Sellers for purposes of such rule may be tacked or added to the holding period of the Buyers.

(j) Disclosure. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Sellers pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement



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(including satisfaction, but not waiver, of the closing conditions set forth in
Section 5(c) below).

(b) Notices and Consents. If and when applicable, the Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Buyers may request. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities necessary in order to consummate the transactions contemplated hereby.

(c) Operation of Business. The Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit any of the Company and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except as otherwise expressly specified herein,
(ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (other than agreements for professional services which will be paid in full at or prior to the Closing) or (ii) otherwise engage in any practice, take any action, or enter into any transaction out of the ordinary course of business.

(d) Preservation of Business. The Sellers will cause the Company to keep its business and properties substantially intact, including the filing of all reports required to be filed with the Securities and Exchange Commission and the NASD in order to maintain the Company's status as a reporting company and in order to continue the quotation of the Company's shares on the NASD's Over-the-Counter Bulletin Board except as the Controlling Shareholders and current directors may determine is necessary to cease its current operations and terminate all of its current business and spin off the current assets of the business as approved by the Board of Directors.

(e) Full Access. Each of the Sellers will permit, and the Sellers will cause each of the Company and its Subsidiaries to permit, representatives of the Buyers to have full access at all reasonable times, to all premises, properties, personnel, accountants, customers, suppliers, third party lenders and other third parties whose consent is required in order to consummate the transactions contemplated hereby, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries.

(f) Notice of Developments. The Sellers will give prompt written notice to the Buyers of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.



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(g) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit any of the Company and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any assets (other than dispositions of inventory or other assets in the Ordinary Course of Business) (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyers immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below). The Sellers acknowledge and agree that from and after the Closing the Buyers will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and Sellers agree to fully cooperate in the delivery of any and all books, accounts, records, corporate documents and all similar such items, including delivery of accountants notes and the consent of the accountants for a change in accounting firms at no additional cost to the Buyers herein.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7 below).

(c) Transition. None of the Sellers will take any action that is designed. or intended to have the effect of discouraging any lessor 1 licensor 1 customer 1 supplier 1 or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

(d) AcQuisition of Avid Canada. Avid Canada, an Alberta Province corporation has agreed to merge into USBV upon terms and conditions attached hereto as Ex. A. Included in those terms is a no reverse clause for a period of 12 months.

7. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties.
All of the representations and warranties of the Parties, other than the representations and warranties contained in Sections 3(a)(i), 3(a)(ii), 3(a)(iv), 4(c) and 4(h) above, shall survive the Closing hereunder (even if the Buyers knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter. The representations and warranties of the Sellers contained in Sections 3(a)(i), 3(a)(ii), 3(a)(iv), 4(c) and 4(h) above shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

(b) Indemnification Provisions for Benefit of the Buyers.

(i) In the event any of the Sellers breach (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period provided that the Buyers make a written claim for indemnification against any of the Sellers pursuant to Section l0(h) below within such survival period, then the Controlling Stockholder shall indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). -

(ii) The Controlling Stockholders shall indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries (whether or not accrued or otherwise disclosed) (x) for any Taxes of the Company and its Subsidiaries with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) and (y) for the unpaid Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii) The Controlling Stockholders shall indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by (A) any Liabilities arising out of the ownership of the capital stock of, or the use or operation of the business of, the Company or any of its Subsidiaries prior to the Closing and
(B) any other business or operations (other than of the Company and its Subsidiaries) owned in whole or in part by any of the Sellers.

(iv) The Controlling Stockholders shall indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Indebtedness of the Company or any Subsidiary existing as of the Closing Date.

(c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyers breach (or in the event any third party alleges facts that, if true, would mean the Buyers have breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period, provided that any of the Sellers makes a written claim for indemnification against the Buyers pursuant to l0(h) below within such survival period, then the Buyers shall indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the "Indemnified Pa!1(Y)'j with respect to any matter (a "Third Pa!1(Y) Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party" under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (8) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedent, custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party IS conducting the defense of the Third Party Claim in accordance with No. 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (8) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in Section 7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (8) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

(e) Other Indemnification Provisions. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against any of the Company and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyers against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

8. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyers and Sellers for certain tax matters following the Closing Date:

(a) Tax Periods Ending on or Before the Closing Date. Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Sellers shall permit the Buyers to review and comment on each such Tax Return described in the preceding sentence prior to filing.

(b) Tax Periods Beginning Before and Ending After the Closing Date. Buyers shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Buyers shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. Sellers shall pay to Buyers within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

(c) Cooperation on Tax Matters.

(i) The Buyers, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyers or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

(ii) The Buyers and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to/ with respect to the transactions contemplated hereby) without the imposition of a countervailing Tax or loss of Tax attributes on or by the Party to whom such request is directed.

(d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

(e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyers will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

10. Miscellaneous.

(a) RELEASE. Each Seller hereby acknowledges that the Released Party (as defined below) are expressly relying on this release provision in consummating the transactions contemplated by this Agreement, and would not consummate such transactions but for this release provision.

Each Seller hereby acknowledges, confirms and agrees that such Seller (a) is the exclusive owner of the Company Shares being sold by such Seller to the Buyers hereunder, (b) does not have any equity interest in the Company other than the Company Shares being sold to the Buyers hereunder, and (c) does not have any rights to any additional shares of the capital stock or any other securities of the Company, including any options, warrants, conversion privileges, preemptive rights or other rights or agreements.

Each Seller, on behalf of such Seller and each of such Sellers' respective Affiliates (if any), hereby releases and forever discharges each Buyer, the Company and their respective Affiliates, officers, directors, employees and agents (collectively, the "Released Party or Parties") from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney's fees and court costs), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which such Seller or any of such Seller's respective Affiliates now have, have ever had or may hereafter have against the Released Party arising contemporaneously with or prior to the date of this Agreement or on account of or arising out of any matter, cause, event or omission occurring contemporaneously with or prior to the date of this Agreement, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to the Company's articles of organization, resolution, contract or otherwise and whether or not relating to claims pending on, or asserted after, the date of this Release; provided, however, that nothing contained herein shall operate to release any obligations of the Buyer to the Sellers arising exclusively as a result of this Agreement.

Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party, based upon any matter purported to be released hereby.

Without in any way limiting any of the rights and remedies otherwise available to any Released Party, each Seller shall indemnify and hold harmless each Released Party from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, security interests, taxes, liens, losses, lost value, expenses and fees arising directly or indirectly from or in connection with (i) the assertion by or on behalf of such Seller or such Seller's Affiliates of any claim or other matter purported to be released pursuant to this provision and (ii) the assertion by any third party of any claim or demand against any Released Party which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Seller, or any of such Seller's Affiliates against any third party of any claims or other matters purported to be released pursuant to this provision.

(a) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer Representative; provided. however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment, This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer Representative and the Seller Representative.

(f) Counterparts: Facsimile Execution. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile execution of this Agreement shall be legal! valid and binding for all purposes.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers:

Omar Barrientos
P.O. Box 938
Spearfish, South Dakota 57783-0938


If to the Buyers:

Thomas Pierson
1004 Depot Hill Rd. #lE Broomfield, CO 80020
Fax: 303-404-9908

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of South Dakota without giving effect to any choice or conflict of law provision or rule (whether of the State of South Dakota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Dakota.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer Representative and the Seller Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(I) Expenses. Each of the Parties, the Company, and its Subsidiaries will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby, including, without limitation, the declaration and payment by the Company of a dividend of the shares of capital stock of its only subsidiary.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n) Incorporation of Exhibits. Annexes. and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(0) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in South Dakota, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(h) above. Nothing in this
Section 10(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

[signature page follows]

U.S.A. SUNRISE BEVERAGEU.S.A Sunrise:

For Entities:
U.S.A SUNRISE BEVERAGE, INC.

By:
Name:
Title:


[Seller Signature Page]

IN WITNESS WHEREOF, the undersigned Seller has executed this Agreement as of the date first above written.

For Individuals:


/s/ OMAR BARRIENTOS
-------------------------------------
OMAR BARRIENTOS


[Buyer Signature Page]

IN WITNESS WHEREOF 1 the undersigned Buyer has executed this Agreement as of the date first above written.

For Individuals:


/s/ THOMAS F. PIERSON
-------------------------------------
THOMAS F. PIERSON/ BUYERS ATTORNEY